SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 20, 2004

CHAMPION PARTS, INC.

(Exact name of Registrant as specified in its Charter)

Illinois	1-7807	36-2088911
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 West Avenue B, Hope, Arkansas	71801
(Address of principal executive offices)	(Zip Code)

(870) 777-8821
Registrant's telephone number, including area code

ITEM 4.

Change in Accountants

On July 20, 2004, Champion Parts, Inc. (the “Company”) dismissed BDO Seidman, LLP as independent auditors and engaged Cogen Sklar, LLP as independent auditors. The Company’s audit committee approved the dismissal of BDO Seidman, LLP and the engagement of Cogen Sklar, LLP.

BDO Seidman’s report on the Company’s financial statements for the year ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.  BDO Seidman’s report on the Company’s financial statements for the year ended December 31, 2003 included an explanatory paragraph indicating uncertainty about the Company’s ability to continue as a going concern pending replacement of a credit facility, but otherwise did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period of January 1, 2002 to July 20, 2004, there have not been any disagreements with BDO Seidman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, would have caused them to make reference to the subject matter of the disagreement in connection with their report.  None of the events described in Item 304(a)(1)(v) of Regulation S-K have occurred with respect to BDO Seidman.

In March, 2004, BDO Seidman reported to the Audit Committee (i) that a Company employee took account payable invoices off-site to work on them and (ii) the occurrence of a bill and hold transaction that occurred at the end of December, 2003 which resulted in the Company’s net revenue for fiscal year 2003 increasing by approximately $60,000. The conditions, which gave rise to these matters, have been corrected. BDO Seidman reported to the Audit Committee that it did not identify any other similar transactions. BDO Seidman said that it considered the occurrences to be reportable conditions under the standards established by the American Institute of Certified Public Accountants. Neither matter reported by BDO Seidman was considered to be a material weakness.

The Company provided to BDO Seidman the disclosure contained in this Form 8-K and requested BDO Seidman to furnish a letter addressed to the Commission stating whether they agree with the statements made by the Company herein and, if not, the respects in which they do not agree.  A letter from BDO Seidman is attached as Exhibit 16 to this Form 8-K and incorporated herein by reference.

During the period of January 1, 2002 to July 20, 2004, neither the Company nor anyone on its behalf consulted Cogen Sklar regarding (i) the application of accounting principles to a specific completed or contemplated transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was the subject of a disagreement or an event identified in response to Item 304(a)(1)(v) of Regulation S-K (there being none).

ITEM 7.

Financial Statements and Exhibits

(c)

The following exhibit is furnished with this document:

Number

Exhibit

 16

Letter of BDO Seidman, LLP dated July 26, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION PARTS, INC.

Dated: July 26, 2004	/s/ Richard W. Simmons
Richard W. Simmons Vice President Finance, CFO and Secretary